Exhibit 32

Certifications Pursuant to 18 U.S.C. §1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Chief Executive Officer and Chief Financial Officer of Cal-Maine Foods, Inc. (the “Company”), hereby certify, based on our knowledge, that the Annual Report on Form 10-K of the Company for the fiscal year ended May 28, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Adolphus B. Baker

Adolphus B. Baker

President, Chief Executive Officer, and Chairman of the Board

/s/  Timothy A. Dawson

Timothy A. Dawson

Chief Financial Officer

Date:  July 18, 2016